UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2011

EXIDE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11263	23-0552730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Building 200

Milton, Georgia 30004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 16, 2011, Exide Technologies (the “Company”) held its 2011 annual meeting of stockholders. The matters voted on by the Company’s stockholders and the voting results are as follows:

1. Election of Directors. All nine nominees for director were elected.

Name	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Herbert F. Aspbury	59,125,913	624,528	N/A	9,447,366
James R. Bolch	59,105,304	645,137	N/A	9,447,366
Michael R. D’Appolonia	58,220,004	1,530,437	N/A	9,447,366
David S. Ferguson	59,013,696	736,745	N/A	9,447,366
John O’Higgins	59,125,838	624,603	N/A	9,447,366
Dominic J. Pileggi	56,597,079	3,153,362	N/A	9,447,366
John P. Reilly	58,891,994	858,447	N/A	9,447,366
Michael P. Ressner	58,562,602	1,187,839	N/A	9,447,366
Carroll R. Wetzel	58,855,949	894,492	N/A	9,447,366

2. Advisory vote on the compensation of our named executive officers (as disclosed in the proxy statement). Our shareholders approved the advisory vote on the compensation of our named executive officers as disclosed in the proxy statement.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
57,989,371	1,739,677	21,393	9,447,366

3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Our shareholders recommended, on an advisory basis, that we conduct future advisory executive compensation votes every year.

One Year	Two Years	Three Years	Shares Abstaining	Broker Non-Votes
54,423,680	71,311	5,228,569	26,881	9,447,366

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012. The appointment of PricewaterhouseCoopers LLP was ratified.

Shares For	Shares Against	Shares Abstaining
65,873,336	233,457	3,091,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 20, 2011	By:	/s/ Barbara A. Hatcher
	Name:	Barbara A. Hatcher
	Title:	Executive Vice President and General Counsel